UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 13, 2006
Date of Report (Date of earliest event reported)

EMCORE CORPORATION
Exact name of registrant as specified in its charter

New Jersey	0-22175	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification No.

145 Belmont Drive, Somerset, New Jersey, 08873
Address of principal executive offices, including Zip Code

(732) 271-9090
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry Into a Material Definitive Agreement.

A.    Amendment to Incentive Stock Option Plan.

On February 13, 2006, the stockholders of the Company approved an amendment to the Company's Amended and Restated 2000 Stock Option Plan (the "Option Plan") to increase the number of shares of Common Stock available for issuance thereunder by 2,500,000 shares, to a total of 9,350,000 shares.

A copy of the Option Plan, as amended, is attached as Exhibit 10.1 to this Current Report, and is incorporated herein by reference.

B.    Amendment to Employee Stock Purchase Plan.

On February 13, 2006, the stockholders of the Company approved an amendment to the Company's 2000 Employee Stock Purchase Plan (the "ESPP") to increase the number of shares of Common Stock available for issuance thereunder by 1,000,000 shares, to a total of 2,000,000 shares.

A copy of the ESPP, as amended, is attached as Exhibit 10.2 to this Current Report, and is incorporated herein by reference.

C.    Amendment to Outside Directors’ Cash Compensation Plan.

On February 13, 2006, the Board of Directors (the “Board”) of the Company approved an amendment to the Outside Directors Cash Compensation Plan for non-employee directors (the “Outside Directors Cash Compensation Plan”).  The Board resolved to reduce the fees payable to directors under the Outside Directors Cash Compensation Plan as follows: the meeting fee will be $4,000 and the committee meeting fee will be $1,500; provided, however, that the meeting fee for special telephonic meetings (i.e., Board meetings that are not regularly scheduled and in which non-employee directors typically participate telephonically) will be $750 and the committee meeting fee for such special telephonic meetings shall be $600. Any non-employee director who is the chairman of a committee shall receive an additional $750 for each meeting of the committee he or she chairs, and an additional $200 for each special telephonic meeting of such committee.

A copy of the Outside Directors Cash Compensation Plan, as amended, is attached as Exhibit 10.3 to this Current Report, and is incorporated herein by reference.

Item 7.01.    Regulation FD Disclosure.

In November 2003, EMCORE Corporation ("EMCORE" or the "Company") sold its TurboDisc capital equipment business to Veeco Instruments Inc. ("Veeco") in a transaction that was valued at up to $80.0 million.  The selling price was $60.0 million in cash at closing, with an additional aggregate maximum payout of $20.0 million over the next two years.  Under the terms of the transaction, EMCORE will receive in cash or stock 50% of all revenues from the TurboDisc business that exceed $40.0 million in each of the two years, beginning January 1, 2004. Veeco agreed to make their first earn-out payment in cash.

Net sales of TurboDisc products for the twelve months ended December 31, 2004 amounted to $66.3 million, resulting in an earn-out of $13.2 million for year one of the two-year earn-out agreement.  EMCORE received a cash payment from Veeco on March 31, 2005.  On February 13, 2006, Veeco reported that net sales of TurboDisc products for the twelve months ended December 31, 2005 amounted to $44.0 million, resulting in an earn-out of $2.0 million for year two of the earn-out agreement.  Under the terms of the transaction, the Company has thirty days to review and approve Veeco's earn-out statement.

The information set forth in Item 7.01 of this Current Report shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to Item 7.01 of this Current Report in such filing.  Furthermore, the information set forth in Item 7.01 of this Current Report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise be subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01.    Financial Statements and Exhibits.

    (c) Exhibits

Exhibit No.	Description
10.1	2000 Stock Option Plan, as amended and restated on February 13, 2006.
10.2	2000 Employee Stock Purchase Plan, as amended and restated on February 13, 2006.
10.3	Outside Directors Cash Compensation Plan, as amended and restated on February 13, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION
By: /s/ Thomas G. Werthan Thomas G. Werthan Chief Financial Officer

Dated:    February 17, 2006

EXHIBIT INDEX

Exhibit No.	Description
10.1	2000 Stock Option Plan, as amended and restated on February 13, 2006.
10.2	2000 Employee Stock Purchase Plan, as amended and restated on February 13, 2006.
10.3	Outside Directors Cash Compensation Plan, as amended and restated on February 13, 2006.